Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ooma, Inc. of our report dated April 12, 2016, relating to the consolidated financial statements of Ooma, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Ooma, Inc. for the year ended January 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

December 16, 2016